UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________

FORM 8-K
____________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 23, 2018
____________
R1 RCM Inc.
(Exact Name of Registrant as Specified in Charter)
 ____________

Delaware	001-34746	02-0698101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously announced, R1 RCM Inc. (the “Company”) entered into an Agreement and Plan of Merger, dated February 23, 2018 (the “Merger Agreement”), with Intermedix Holdings, Inc. (“Intermedix”), Project Links Parent, Inc. (“Parent”), a wholly-owned subsidiary of the Company, Project Links Merger Sub, Inc. (“Merger Sub”) and solely in its capacity as Securityholder Representative, Thomas H. Lee Equity Fund VI, L.P., providing for the merger of Merger Sub with and into Intermedix (the “Merger”), with Intermedix surviving the Merger as a wholly-owned subsidiary of Parent.

Pursuant to the Merger Agreement, the Company’s obligation to close the Merger is conditioned upon, among other things, the execution of an agreement with Ascension Health incorporating the terms of the term sheet for Medical Group RCM Services (as more fully described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2018) (the “AMG Condition”).  On April 23, 2018, the Company notified Intermedix that it has waived the AMG Condition.  As a result of that waiver, all of the conditions to the closing of the Merger have been satisfied (other than those conditions that by their nature will be satisfied at the closing of the Merger), and pursuant to the terms of the Merger Agreement, the closing of the Merger is scheduled to occur on or about May 8, 2018.

The Company elected to waive the AMG Condition to allow Ascension Health the time necessary to complete its final approval process, including review by its board of directors in an orderly manner at their next scheduled meeting. Timing of that approval is not expected to delay onboarding of the Ascension Medical Group or change the Company’s guidance regarding financial performance for fiscal years 2018 and 2020 that was issued on March 9, 2018 (in Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 9, 2018). The parties expect to enter into the definitive agreement for Medical Group RCM Services in the second quarter of 2018.

The foregoing summary of the Merger Agreement is qualified in its entirety by reference to the Agreement, which was filed as Exhibit 2.1 to the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on February 26, 2018 and is incorporated herein by reference.

Forward Looking Statements

This current report on Form 8-K includes information that may constitute “forward-looking statements,” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements relate to future, not past, events and often address our expected future plans and performance or forecasts. These forward-looking statements are often identified by the use of words such as “anticipate,” “believe,” “designed,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “will,” or “would,” and similar expressions or variations, although not all forward-looking statements contain these identifying words. Such forward-looking statements are based on management’s current expectations about future events as of the date hereof and involve many risks and uncertainties that could cause our actual results to differ materially from those expressed or implied in our forward-looking statements. Subsequent events and developments, including actual results or changes in our assumptions, may cause our views to change. We do not undertake to update our forward-looking statements except to the extent required by applicable law. Readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements included herein are expressly qualified in their entirety by these cautionary statements. Our actual results and outcomes could differ materially from those included in these forward-looking statements as a result of various factors, including, but not limited to, our ability to enter into a contract to provide services to Presence Health, our ability to enter into a contract to provide services to Ascension Medical Group, our ability to close the acquisition of and integrate the Intermedix business within the expected time period, our ability to successfully deliver on our commitments to Intermountain and Ascension, and the factors discussed under the heading “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and any other periodic reports that the Company files with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	April 24, 2018

R1 RCM Inc.

		By:	/s/ Christopher S. Ricaurte

Christopher S. Ricaurte
Chief Financial Officer and Treasurer